As filed with the Securities and Exchange Commission on June 23, 2026

Registration No. 333-296046

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FIREFLY NEUROSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1167364
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1100 Military Road

Kenmore, NY 14217

(888) 237-6412

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Greg Lipschitz, Chief Executive Officer
1100 Military Road
Kenmore, NY 14217
(888) 237-6412

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis A. Bevilacqua, Esq.

Bevilacqua PLLC

800 Connecticut Avenue, NW, Suite 300

Washington, DC 20006

(202) 869-0888

Approximate date of commencement of proposed sale to the public: As soon as practicable after the date this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JUNE 23, 2026

PROSPECTUS

Firefly Neuroscience, Inc.

Up to 20,499,999 shares of common stock

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus (the “Selling Stockholders”) of up to 20,499,999 shares of our common stock, par value $0.0001 per share (“Common Stock”) of Firefly Neuroscience, Inc. (the “Company,” “Firefly,” “we,” “us” or “our”). These Common Stock offered hereby consist of:

●	1,213,175 shares of Common Stock (the “March 2026 SPA Shares”) currently outstanding and issued to certain investors (the “March 2026 Investors”) pursuant to that certain Securities Purchase Agreement, dated March 8, 2026, by and between the Company and the March 2026 Investors (the “March 2026 Securities Purchase Agreement”);

●	5,620,158 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) issued to the March 2026 Investors pursuant to the March 2026 Securities Purchase Agreement, which are exercisable for Common Stock at an exercise price per share of $0.0001, without giving effect to applicable limitations or restrictions on exercise;

●

6,833,333 shares of Common Stock (the “March 2026 150% Warrant Shares”) issuable upon the exercise of five-year common stock purchase warrants (the “March 2026 150% Warrants”) issued to the March 2026 Investors pursuant to the March 2026 Securities Purchase Agreement, which are exercisable at an exercise price of $1.88 per share, without giving effect to applicable limitations or restrictions on exercise; and

●	6,833,333 shares of Common Stock (the “March 2026 200% Warrant Shares”) issuable upon the exercise of five-year common stock purchase warrants (the “March 2026 200% Warrants”) issued to the March 2026 Investors pursuant to the March 2026 Securities Purchase Agreement, which are exercisable at an exercise price of $2.50 per share, without giving effect to applicable limitations or restrictions on exercise.

Collectively, the March 2026 SPA Shares, the Pre-Funded Warrant Shares, the March 2026 150% Warrant Shares, and the March 2026 200% Warrant Shares are collectively referred to herein as the “March 2026 Securities”. The Pre-Funded Warrants, the March 2026 150% Warrants, and the March 2026 200% Warrants are collectively referred to together as the “March 2026 Warrants.”  The Common Stock issuable upon the exercise of the March 2026 Warrants are referred to herein as the “March 2026 Warrant Shares.” The March 2026 SPA Shares, the Pre-Funded Warrant Shares, the March 2026 150% Warrant Shares, and the March 2026 200% Warrant Shares, are collectively referred to herein as the “Registrable Securities.”

We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares by the Selling Stockholders. We may, however, receive proceeds from the exercise of the Warrants if they are exercised for cash. See “Use of Proceeds” for more information.

Our shares of Common Stock are listed on the Nasdaq Capital Market tier of The Nasdaq Stock Market LLC, or the Nasdaq Capital Market, under the symbol “AIFF”. On June 16, 2026, the last reported sale price of our Common Stock on Nasdaq was $1.48 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in our securities is highly speculative and involves a high degree of risk.  See “Risk Factors” beginning on page 4 of this prospectus, in any applicable prospectus supplement and as described in certain of the documents we may incorporate by reference herein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is June 23, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities described in this prospectus for resale by the Selling Stockholders who may, from time to time, sell the securities described in this prospectus.

We may file one or more prospectus supplements, or, if appropriate, post-effective amendments, to accompany this prospectus to add, update or change information contained in this prospectus. Each time we offer securities, we will provide you with this prospectus and a prospectus supplement, or post-effective amendment, if applicable, that will describe, among other things, the specific amounts and prices and terms of the shares of the securities being offered. If the information varies between this prospectus and the accompanying prospectus supplement, or post-effective amendment, if any, you should rely on the information in the accompanying prospectus supplement or post-effective amendment. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the offering. You should read both this prospectus and the accompanying prospectus supplement or post-effective amendment, if any, and any free writing prospectus together with the additional information described under “Where You Can Find More Information; Documents Incorporated by Reference”. You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” herein, and the accompanying prospectus supplement or post-effective amendment, if any, and any related free writing prospectus, and under similar headings in any other documents that are incorporated by reference into this prospectus, and the accompanying prospectus supplement or post-effective amendment, if any, and any related free writing prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information; Documents Incorporated by Reference”.

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement or post-effective amendment or free-writing prospectus we may authorize to be delivered or made available to you. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, and any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Offers to sell, and solicitations of offers to buy, shares of our common stock are being made only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution” beginning on page 14 of this prospectus.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing in this prospectus and in the documents we file with the SEC that are incorporated by reference into this prospectus.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

In this prospectus, unless the context indicates otherwise, “we,” “us,” “our,” “Firefly,” “the Company,” “our company” and similar references refer to the operations of Firefly Neuroscience, Inc., a Delaware corporation.

ii

Trademarks, Trade Names and Service Marks

We use various trademarks, trade names and service marks in our business. For convenience, we may not include the “℠”, “®” or “™” status symbols for these marks, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus and prospectus supplement are the property of their respective owners.

Industry and Market Data

We are responsible for the information contained in or incorporated by reference into this prospectus. This prospectus includes or incorporates by reference industry and market data that we obtained from periodic industry publications, third-party studies and surveys, filings of public companies in our industry or internal company surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data used in or incorporated by reference into this prospectus involve risks and uncertainties that are subject to change based on various factors, including those discussed in or incorporated by reference into the section titled “Risk Factors”, any applicable prospectus supplement, and the documents incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement and the other documents incorporated by reference into this prospectus. You should carefully read the entire prospectus and the other documents incorporated by reference into this prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, any applicable prospectus supplement, and documents referred to in “Where You Can Find More Information; Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference into this prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Our Company

Overview

We are an artificial intelligence company advancing precision neuroscience, applying AI and large-scale electrophysiological data to give clinicians a more complete, objective picture of how an individual patient’s brain functions.

We are rebuilding the foundation of how electrophysiological data flows into clinical decision-making for brain health. We believe the brain is the most under-measured organ in medicine, and that the tools to change this have, until now, been inaccessible to the clinicians who need them most.

We have built the Firefly Platform: a vertically integrated hardware, software, and data infrastructure that captures standardized electroencephalographic (EEG) and event-related potential (ERP) assessments at the point of care, analyzes that data through our proprietary analytics engine, and delivers structured, clinician-ready reports back to the provider, all within a single seamless workflow. Every scan expands and enriches our database. Every clinic that joins our network increases the depth and diversity of our data. We describe this compounding relationship between clinical deployment, data acquisition, and report quality as the Firefly Flywheel.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.

March 2026 Private Placement

Under the March 2026 Securities Purchase Agreement, the Company issued and sold, and the March 2026 Investors acquired, the March 2026 Securities, consisting of (i) 1,213,175 shares of common stock as the March 2026 SPA Shares, and (ii) the March 2026 Warrants to purchase up to 19,286,824 Common Stock (subject to adjustments from time to time, if any) for an aggregate purchase price of $10,250,000 (such transaction, the “March 2026 Private Placement”). See “March 2026 Private Placement” for more information.

Corporate Information

Our principal executive offices are located at 1100 Military Road, Kenmore, NY 14217, and our telephone number is (888) 237-6412. Our website address is www.fireflyneuro.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Securities offered by the Selling Stockholders:	Up to 20,499,999 shares of Common Stock, consisting of:

(i)	up to 1,213,175 shares of Common Stock, as the March 2026 SPA Shares;

(ii)	up to 5,620,158 shares of Common Stock issued, or issuable upon exercise of the Pre-Funded Warrants, without giving effect to applicable limitations or restrictions on exercise;

(iii)	up to 6,833,333 shares of Common Stock issuable upon exercise of the March 2026 150% Warrants, without giving effect to applicable limitations or restrictions on exercise; and

(iv)	up to 6,833,333 shares of Common Stock issuable upon exercise of the March 2026 200% Warrants, without giving effect to applicable limitations or restrictions on exercise.

Selling Stockholders	The persons identified in the section titled “Selling Stockholders,” including their pledgees, donees, transferees, designees or other successors-in-interest.

Shares of common stock outstanding (as of June 16, 2026)(1)	15,605,821

Shares of common stock outstanding after giving effect to the issuance of the shares registered hereunder	36,105,820

Use of Proceeds:	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. We may receive proceeds only to the extent the Warrants are exercised for cash, which will be at the discretion of the applicable holders. See “Use of Proceeds.”

Risk Factors:	Investing in our common stock involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 4 of this prospectus, and in the “Risk Factors” section in any applicable prospectus supplement and any document incorporated by reference herein, before deciding to invest in our common stock.

Trading market and symbol:	Our common stock is listed on The Nasdaq Capital Market under the symbol “AIFF”.

(1)	The number of shares of Common Stock outstanding immediately after the offering is based on 15,605,821 shares outstanding as of June 16, 2026 and excludes:

●	246,914 shares of Common Stock issuable upon the exercise of our outstanding Series C warrants issued in connection with our Series C financing;

●	4,163 shares of Common Stock issuable upon the exercise of outstanding broker compensation warrants issued in connection with transactions consummated prior to the Merger;

●	547,737 shares of Common Stock issuable upon the exercise of purchase warrants to purchase Common Stock issued in the March 2025 private placement;

●	25,958 shares of Common Stock issuable upon the exercise of broker warrants issued in connection with the March 2025 private placement;

●	76,098 shares of Common Stock issuable upon the exercise of warrants issued to WaveDancer’s shareholders;

●	107,591 shares of Common Stock issuable upon the exercise of pre-funded warrants issued pursuant to the Warrants Cancellation and Exchange Agreement, dated as of December 16, 2025;

●	1,190,822 shares of Common Stock reserved for issuance upon settlement of restricted stock units granted or available for grant under our 2024 Equity Incentive Plan (the “2024 Plan”);

●	239,804 shares of Common Stock reserved for issuance upon settlement of deferred stock units granted or available for grant under the 2024 Plan;

●	15,000 shares of Common Stock issuable upon the exercise of outstanding stock options under the 2024 Plan;

●	301,656 shares of Common Stock issuable upon the exercise of outstanding stock options under the Firefly 2023 Incentive Plan;

●	15,353 shares of Common Stock issuable upon the exercise of outstanding stock options under the Firefly 2007 Incentive Plan; and

●	19,286,824 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock issued in the March 2026 private placement.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A. “Risk Factors” of the 2025 Annual Report  on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) and Part II, Item 1A. “Risk Factors” of our Quarterly Report  on Form 10-Q for the quarterly period ended March 31, 2026 (the “Q1 2026 Quarterly Report”), that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Some statements in this prospectus and in the reports incorporated herein by reference constitute forward-looking statements. Please refer to the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to This Offering

Sales of a large number of registered shares could depress our stock price.

Sales of a substantial number of shares registered for resale in this offering, or the perception that such sales may occur, could depress the market price of our Common Stock. This prospectus registers up to 20,499,999 shares of our Common Stock for resale from time to time by the Selling Stockholders. The resale of these shares, including shares issuable upon exercise of the Pre-Funded Warrants and the 150% and 200% Warrants, could significantly increase the number of shares available for sale in the public market. Any such sales, or the perception that such sales could occur, could materially and adversely affect the trading price of our Common Stock and our ability to raise additional capital on favorable terms, or at all.

We will not receive proceeds from Selling Stockholders sales, and warrant exercise proceeds are uncertain.

We will not receive any proceeds from the sale of shares by the Selling Stockholders, and we may not receive significant proceeds from the exercise of the Warrants. The Selling Stockholders may sell the shares covered by this prospectus without our involvement, and we will not receive any of the proceeds from such sales. We may receive proceeds only to the extent that the Warrants are exercised for cash, which is uncertain and depends on the market price of our Common Stock relative to the applicable exercise prices and the investment decisions of the Selling Stockholders. In addition, the Warrants may be exercised on a cashless basis in certain circumstances, in which case we would not receive any cash proceeds but would issue additional shares, which could be dilutive to existing stockholders.

Exercises of the Pre-Funded Warrants and the Warrants, and any additional closings, will result in immediate and potentially substantial dilution to existing stockholders.

Future exercises of the Pre-Funded Warrants and the 150% and 200% Warrants, as well as issuances in any additional closings under the Securities Purchase Agreement, will result in immediate and potentially substantial dilution to our existing stockholders. Each Pre-Funded Warrant has a nominal exercise price of $0.0001 per share and may be exercised at any time. Each of the 150% Warrants (exercisable at $1.88 per share) and the 200% Warrants (exercisable at $2.50 per share) has a five-year term and is exercisable after a six-month non-exercisability period following closing. If some or all of these securities are exercised, or if additional closings occur, the resulting issuances of Common Stock will dilute the ownership interests of our existing stockholders and could depress the market price of our Common Stock. The Warrants also contain customary adjustment provisions that may increase the number of shares issuable upon exercise in the event of stock splits, stock dividends, recapitalizations or similar transactions, which could further increase dilution.

Beneficial ownership caps and non-exercisability periods may concentrate sales and increase volatility.

The beneficial ownership limitations in the Pre-Funded Warrants and the Warrants, and the non-exercisability period applicable to the 150% Warrants and the 200% Warrants, could concentrate resale activity into particular periods and may adversely affect our stock price during those times. The Warrants contain provisions that prevent a holder from exercising to the extent such exercise would cause the holder’s beneficial ownership of our outstanding Common Stock to exceed 4.99% (or, at the election of the holder, 9.99%). While these limitations may moderate near-term issuances, they can also defer exercises and related resales into future periods, potentially resulting in concentrated selling pressure when exercises become permitted under the applicable caps. In addition, because the 150% Warrants and the 200% Warrants are not exercisable for a period of six months following closing, a significant number of shares could become eligible for issuance and resale at the end of such period, which could negatively affect the trading price of our Common Stock.

Lock-up restrictions have expired, enabling additional sales.

The lock-up restrictions agreed to by the March 2026 Investors expired on May 16, 2026, and the Amended and Restated Lock-Up Agreement automatically terminated upon expiration of the lock-up period. As a result, the Selling Stockholders are no longer subject to those contractual transfer restrictions. If this registration statement is declared effective and sales are otherwise permitted, the Selling Stockholders may sell all or a portion of their shares at any time, which could increase the supply of our Common Stock available for sale and adversely affect the market price.

Our registration obligations carry timing risks; failure could harm our stock price and restrict resales.

The registration rights relating to this resale offering impose timing obligations on us, and any failure to cause the registration statement to be declared effective within the agreed time frames, to keep it effective, or to maintain current public information could subject us to negative market consequences and could limit resales by the Selling Stockholders. We have agreed to file and use our best efforts to cause the registration statement covering the shares offered hereby to become effective within specified periods and to keep it effective, subject to customary suspension and blackout rights. If we are delayed by the Securities and Exchange Commission (the “SEC”) review or otherwise fail to satisfy these obligations, the Selling Stockholders’ ability to resell their shares could be impaired, which may lead to market uncertainty or pressure on our stock price. Maintaining the effectiveness of the registration statement also will require us to devote significant management attention and financial resources.

Resales could impede our ability to raise capital on favorable terms.

Resales by the Selling Stockholders could make it more difficult and costly for us to raise additional capital through the sale of equity or equity-linked securities. The existence of a large resale shelf covering a significant number of outstanding and issuable shares may limit investor appetite for new primary issuances by us, could require us to offer securities at a discount or with more favorable terms to investors than we otherwise would, and could increase our overall cost of capital. If we are unable to raise additional capital when needed on acceptable terms, we may have to delay, scale back or discontinue product development or commercialization plans.

Selling Stockholders resales may increase the volatility of our Common Stock.

Because the Selling Stockholders may sell their shares in the public market at any time, resales could increase the volatility of the trading price of our Common Stock. The timing and amount of any sales by the Selling Stockholders will depend on many factors, including market conditions and the trading price of our Common Stock. These sales, individually or in aggregate, could cause significant price and volume fluctuations unrelated to our operating performance or prospects, which may adversely affect the value of your investment.

Failure to maintain our Nasdaq listing would harm liquidity and the value of our securities.

If we fail to continue to satisfy the listing requirements of The Nasdaq Capital Market, the liquidity and price of our Common Stock could be adversely affected, and the value of the Warrants could be impaired. Our continued listing on Nasdaq is subject to our compliance with ongoing quantitative and qualitative requirements. If we fail to maintain compliance and our Common Stock is delisted, the liquidity of our Common Stock would be reduced, our ability to raise additional financing could be impaired, and the trading market for the Warrants and the value of the shares underlying the Warrants could be adversely affected.

Investors purchasing after effectiveness face risks from the resale overhang.

Holders who purchase shares in the market after effectiveness of this registration statement will experience the risks associated with an overhang of registered shares, even though we will not receive proceeds from those resales. Investors who buy in the market may suffer immediate losses if significant Selling Stockholder resales occur after their purchase. Because we will not receive any of the proceeds from such resales, we will not be able to use those proceeds to grow our business or to offset any potential negative market impact of the resales.

Selling Stockholders’ interests may conflict with those of other stockholders.

The interests of the Selling Stockholders may not align with the interests of our other stockholders, and the Selling Stockholders may sell their shares at times deemed disadvantageous by other investors. The Selling Stockholders may make independent investment decisions as to when and whether to sell the shares covered by this prospectus. These decisions may not coincide with the interests of our other stockholders and could negatively affect the market price of our Common Stock.

We have broad discretion over any warrant exercise proceeds and may not use them effectively.

We have broad discretion over the use of any proceeds we may receive upon the exercise of the Warrants, and we may not use such proceeds effectively. To the extent we receive proceeds from cash exercises of the Warrants, our management will have broad discretion over the use of such proceeds. We may use these proceeds in ways that do not improve our results of operations or enhance the value of your investment, and we may be unable to invest the proceeds on acceptable terms, which could adversely affect our business and the market price of our Common Stock.

This offering may not enhance the liquidity of our Common Stock.

This offering may not enhance the liquidity of our Common Stock. Although the registration of the shares covered by this prospectus is intended to facilitate resales by the Selling Stockholders, there can be no assurance that an active trading market for our Common Stock will be sustained or that the market price of our Common Stock will not decline as a result of resales under this prospectus. An illiquid market may impair your ability to sell your shares at a desired time or price.

The Warrants contain provisions that may complicate or delay a change of control transaction.

The Warrants contain “fundamental transaction” provisions that grant the warrant holders significant rights in the event of certain corporate transactions, including mergers, consolidations, sales of substantially all of our assets, tender offers, exchange offers, reclassifications, reorganizations, or other business combinations in which more than 50% of our outstanding Common Stock or voting power is acquired by another person or group. Upon the occurrence of such a fundamental transaction, warrant holders have the right to receive, upon exercise of their Warrants, the same kind and amount of securities, cash or other property that they would have received had they exercised their Warrants immediately prior to the transaction. In addition, we are required to cause any successor entity to assume in writing all of our obligations under the Warrants pursuant to written agreements in form and substance reasonably satisfactory to the warrant holders. These provisions may complicate, delay or increase the cost of a merger, acquisition or other change of control transaction, or may make such transactions less attractive to potential acquirors, which could adversely affect the market price of our Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any prospectus supplement or documents incorporated by reference herein or therein may contain, forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the section “Prospectus Summary” in this prospectus, under Item 1. “Business” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the 2025 Annual Report, and under Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Q1 2026 Quarterly Report, and may be contained in our prospectus supplements or future SEC reports. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	fluctuation and volatility in market price of our common stock due to market and industry factors, as well as general economic, political and market conditions;

●	our ability to continue as a going concern;

●	the impact of dilution on our stockholders, including through the issuance of additional equity securities in the future;

●	our ability to realize the intended benefits of the Merger;

●	the impact of our ability to realize the anticipated tax impact of the Merger;

●	the impact of our ability to realize the anticipated tax impact of acquisition of Evoke Neuroscience, Inc.;

●	the outcome of litigation or other proceedings may become subject to in the future;

●	delisting of our common stock from the Nasdaq Capital Market or the failure for an active trading market to develop;

●	the failure of our altered business operations, strategies and focus to result in an improvement for the value of our common stock;

●	the availability of and our ability to continue to obtain sufficient funding to conduct planned operations and realize potential profits;

●	our limited operating history;

●	the impact of the complexity of the regulatory landscape on our ability to seek and obtain regulatory approval for our products, both within and outside of the U.S.;

●	challenges that we may face with maintaining regulatory approval, if achieved;

●	the impact of the concertation of capital stock ownership with our insiders on stockholders’ ability to influence corporate matters.

●	the impacts of future acquisitions of businesses or products and the potential to fail to realize intended benefits of such acquisition;

●	the potential impact of changes in the legal and regulatory landscape, both within and outside of the U.S.;

●	our dependence on third parties;

●	challenges we may face with respect to our products achieving market acceptance;

●	the impact of pricing of our products;

●	our ability to obtain, maintain and protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on its proprietary rights;

●	our ability to maintain adequate cyber security and information systems;

●	our ability to generate sufficient revenue to achieve and sustain profitability;

●	our treasury strategy and related liquidity and risk management activities; and

●	the risk that our significant increased expenses and administrative burdens as a public company could have an adverse effect on our business, financial condition and results of operations.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus, in the 2025 Annual Report, the Q1 2026 Quarterly Report, the other documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement, and the risks detailed from time to time in our future SEC reports or registration statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus and any applicable prospectus supplement and documents incorporated by reference herein relate only to events or information as of the date they are made. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

MARCH 2026 PRIVATE PLACEMENT

On March 8, 2026, we entered into the March 2026 Securities Purchase Agreement with the March 2026 Investors, pursuant to which the Company agreed to issue and sell up to 13,500,000 of units (each a “Unit” and, collectively the “Units”), at a purchase price of $1.50 per Unit. Pursuant to the March 2026 Securities Purchase Agreement, (i) the March 2026 Investors agreed to purchase Units for an aggregate purchase price of $2,250,000 (the “Initial Investment”) at an initial closing (the “Initial Closing”), and (ii) the March 2026 Investors have the right, but not the obligation, to purchase in the aggregate, up to $18,000,000 of Units (the “Additional Investment”) in one or more subsequent closings (each, an “Additional Closing” and, together with the Initial Closing, each a “Closing”) in respect of one or more Additional Investments, within thirty (30) days following the Initial Closing Date (as defined in the March 2026 Securities Purchase Agreement). Each Unit consists of (i) either (A) one share of Common Stock, or (B) a Prefunded Warrant to purchase one share of Common Stock at a nominal exercise price of $0.0001 per share, to the extent that acquiring the shares of Common Stock instead of the Pre-Funded Warrants would have caused the March 2026 Investors to own in excess of 4.99% or 9.99%, as applicable to each such March 2026 Investor, of the outstanding Common Stock on a post-issuance basis; (ii) one March 2026 150% Warrant to purchase one share of Common Stock over five (5) years at an exercise price of $1.88 per share; (iii) one March 2026 200% Warrant to purchase one share of Common Stock over five (5) years at an exercise price of $2.50 per share; and (iv) the issuance of the Common Stock upon the exercise of the March 2026 Warrants (collectively, the “March 2026 Warrant Shares”). The March 2026 Warrants include a beneficial ownership limitation, which provides that the Company shall not effect any exercise, and a holder shall not have the right to exercise any portion of the March 2026 Warrants, to the extent that, after giving effect to such exercise, the holder (together with the holder’s affiliates) would beneficially own more than 4.99% or 9.99%, as applicable to each such March 2026 Investor, of the outstanding shares of Common Stock immediately after the issuance of the Common Stock issuable upon exercise. On March 12, 2026, the Initial Closing under the March 2026 Securities Purchase Agreement occurred, and the Company issued 1,500,000 Units to the March 2026 Investors at a total purchase price of $2,250,000.

In connection with the Securities Purchase Agreement, the Company and each March 2026 Investor entered into a Lock-Up Agreement, dated as of March 12, 2026 (the “Lock-Up Agreement”), pursuant to which each March 2026 Investor has agreed to certain transfer restrictions with respect to the March 2026 SPA Shares, the Pre-Funded Warrants, the March 2026 150% Warrants and the March 2026 200% Warrants, and the Pre-Funded Warrant Shares, the March 2026 150% Warrant Shares and the March 2026 200% Warrant Shares issued or issuable under the March 2026 Securities Purchase Agreement (collectively, the “Lock-Up Securities”). Under the Lock-Up Agreement, each March 2026 Investor has agreed not to transfer any Lock-Up Securities during a six (6) month period ending on September 12, 2026 (the “Lock-Up Period”), followed by a graduated release schedule during a six (6) month period ending on March 12, 2027 (the “Leak-Out Period”), during which one-sixth (1/6th) of such March 2026 Investor’s Lock-Up Securities will be released from the transfer restrictions on the first day of each successive calendar month. The Lock-Up Agreement permits certain limited transfers that do not involve a disposition for value, including gifts to family members or charities, transfers to trusts or affiliated entities, transfers by will or operation of law, and transfers in connection with a transaction involving the Company, provided that most transferees agree in writing to be bound by the Lock-Up Agreement. The Company has agreed to instruct its transfer agent to decline to transfer any Lock-Up Securities except in accordance with the Lock-Up Agreement. The Lock-Up Agreement was entered into as a condition to each Closing under the March 2026 Securities Purchase Agreement and will automatically terminate upon the earlier of (i) the expiration of the Leak-Out Period (i.e., twelve (12) months after March 12, 2026) or (ii) the termination of the March 2026 Securities Purchase Agreement prior to any Closing.

Pursuant to the March 2026 Securities Purchase Agreement, the Company agreed to file a registration statement with the SEC on Form S-1 (or, if Form S-1 is not then available to the Company, on such other form as is then available, including this registration statement on Form S-3) covering the resale of the March 2026 Securities, including shares of Common Stock and shares of Common Stock issuable upon exercise of the March 2026 Warrants issuable at Additional Closings, as soon as practicable and, in any event, on or before April 15, 2026. The Company will use its best efforts to cause the registration statement to become effective (i) within 45 calendar days after filing if the SEC does not review the registration statement, or (ii) within 90 calendar days after filing if the SEC reviews the registration statement.

On April 16, 2026, the Company consummated an Additional Closing under the March 2026 Securities Purchase Agreement, pursuant to which the Company issued 5,333,333 Units to an accredited investor (the “Additional Investor”) at a total purchase price of $8,000,000. The Units were issued on the same terms and conditions as described above, including the price of $1.50 per Unit.

In connection with the Additional Closing, the Company and each March 2026 Investor entered into an Amended and Restated Lock-Up Agreement, dated as of April 16, 2026 (the “A&R Lock-Up Agreement”), which amended and restated the Lock-Up Agreement. Under the A&R Lock-Up Agreement, each March 2026 Investor agreed not to transfer any Lock-Up Securities during a thirty (30) day period ending on May 16, 2026 (the “A&R Lock-Up Period”). The A&R Lock-Up Agreement otherwise contained substantially the same terms as the original Lock-Up Agreement. The A&R Lock-Up Period expired on May 16, 2026, and the A&R Lock-Up Agreement automatically terminated upon expiration of the A&R Lock-Up Period. Accordingly, the A&R Lock-Up Agreement no longer applies, and the Lock-Up Securities are no longer subject to the transfer restrictions thereunder.

In connection with the Additional Closing, the March 2026 Investors also agreed to extend the deadline for the Company to file the registration statement with the SEC to May 21, 2026. The Company will use its best efforts to cause the registration statement to become effective (i) within 45 calendar days after filing if the SEC does not review the registration statement, or (ii) within 90 calendar days after filing if the SEC reviews the registration statement.

The offering was effected at the Nasdaq Minimum Price (as defined in Nasdaq Listing Rule 5635(d)(1)(A), the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement) and structured in a manner to comply with Nasdaq Listing Rule 5635(d) without requiring stockholder approval.

The offer and sale of securities described above pursuant to the March 2026 Securities Purchase Agreement was conducted as a private placement pursuant to and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering.

USE OF PROCEEDS

We are registering the Registrable Securities pursuant to the March 2026 Securities Purchase Agreement and the resale registration provisions contained therein. Accordingly, we are not selling any securities under this prospectus and will not receive any proceeds from the sale of any Registrable Securities.

Notwithstanding the foregoing, we may receive proceeds upon any cash exercise of the March 2026 Warrants. If the warrants are exercised in full for cash at their exercise prices as of the date of this prospectus, we would receive aggregate gross proceeds of approximately $29,929,998. We intend to use such proceeds, if and when received, for working capital and general corporate purposes. Notwithstanding the foregoing, as of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive from any exercise of the March 2026 Warrants. Accordingly, we will retain broad discretion over the use of these proceeds.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Registrable Securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants. See “Plan of Distribution”.

DIVIDEND POLICY

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our common stock. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant. See also Item 1A. “Risk Factors – General Risks Related To Us – We do not anticipate that we will pay any cash dividends in the foreseeable future.” in the 2025 Annual Report, which is incorporated by reference herein.

SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition by the Selling Stockholders of the Registrable Securities. The Selling Stockholders listed in the table below may from time to time offer and sell any or all of the Registrable Securities set forth below pursuant to this prospectus. When we refer to the “Selling Stockholders” in this prospectus, we refer to the person listed in the table below and the permitted transferees that hold any of the Selling Stockholder’s interest in Registrable Securities after the date of this prospectus.

The table below presents information regarding the Selling Stockholders and the Registrable Securities that they may offer from time to time under this prospectus. Pursuant to the terms of the March 2026 Warrants, the Selling Stockholders may not exercise the March 2026 Warrants to the extent that such exercise would result in beneficial ownership by a Selling Stockholder of more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). The number of shares in the column “Number of Shares Being Offered” represents all of the shares of Common Stock that the Selling Stockholders may offer under this prospectus. The percentages shown in the table reflect the Beneficial Ownership Limitation. The Selling Stockholders may sell some, all or none of their shares in this offering. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares. See “Plan of Distribution”.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholders have voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholders prior to the offering shown in the table below is based on an aggregate of 15,605,821 shares of Common Stock outstanding on June 16, 2026. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Unless otherwise indicated in the footnotes below, based on representations made to us by the Selling Stockholders, none of the Selling Stockholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates. To our knowledge, none of the Selling Stockholders are broker-dealers or affiliates of broker-dealers, nor at the time of the acquisition, did any Selling Stockholder have direct or indirect agreements or understandings with any person to distribute their shares.

	Common Stock Beneficially Owned Prior to Offering					Common Stock Beneficially Owned After this Offering
Name	Number of Shares		Percentage of Outstanding Shares(1)	Number of Shares Being Offered		Number of Shares(2)	Percentage of Outstanding Shares
Roxy Capital Corp.(3)	781,713	(4)	4.99%	1,999,998	(5)	674,457	1.86%
RJL18 Capital LP(6)	781,713	(7)	4.99%	2,000,001	(8)	485,123	1.34%
Donald & Co Ltd itf Jenga Ltd(9)	180,000	(10)	1.15%	180,000	(10)	-	-
BCL Sunset LLC(11)	140,001	(12)	* %	140,001	(12)	-	-
1000246209 Ontario Corp(13)	99,999	(14)	* %	99,999	(14)	-	-
1558553 BC Ltd(15)	80,001	(16)	* %	80,001	(16)	-	-
Topstone LLC(17)	779,598	(18)	4.99%	15,999,999	(19)	-	-

*	Represents beneficial ownership of less than 1% of our outstanding shares of Common Stock.

(1)	Based on 15,605,821 shares of Common Stock issued and outstanding as of June 16, 2026.

(2)	Assumes the sale of all shares being offered pursuant to this prospectus.

(3)	Eric Lazer is the sole owner of Roxy Capital Corp. and has sole voting and dispositive power over its securities. The principal address of Roxy Capital Corp. is 20 Canal Beach, Old Fort Bay, P.O. Box N7776, Nassau, Bahamas.

(4)	Consists of (i) 721,940 shares of Common Stock, including 674,457 shares of Common Stock beneficially owned prior to the March 2026 Private Placement, and (ii) an aggregate of 59,773 shares of Common Stock issuable upon exercise of this Selling Stockholder’s warrants to purchase shares of Common Stock, after giving effect to the Beneficial Ownership Limitation or analogous provisions in such warrants.

(5)	Consists of (i) 47,483 shares of Common Stock, (ii) 619,183 shares of Common Stock issuable upon exercise of a Pre-Funded Warrant (subject to a 4.99% beneficial ownership limitation), (iii) 666,666 shares of Common Stock issuable upon exercise of a March 2026 150% Warrant (subject to a 4.99% beneficial ownership limitation), and (iv) 666,666 shares of Common Stock issuable upon exercise of a March 2026 200% Warrant (subject to a 4.99% beneficial ownership limitation), in each case without regard to the Beneficial Ownership Limitation.

(6)	Dean Lazer is the sole owner of RJL18 Capital LP and has sole voting and dispositive power over its securities. The principal address of RJL18 Capital LP is 4701 N Meridian Ave, Apt 627, Miami, Florida 33140.

(7)	Consists of (i) 721,940 shares of Common Stock, including 485,123 shares of Common Stock beneficially owned prior to the March 2026 Private Placement, and (ii) an aggregate of 59,773 shares of Common Stock issuable upon exercise of this Selling Stockholder’s warrants to purchase shares of Common Stock, after giving effect to the Beneficial Ownership Limitation or analogous provisions in such warrants.

(8)	Consists of (i) 236,817 shares of Common Stock, (ii) 429,850 shares of Common Stock issuable upon exercise of a Pre-Funded Warrant (subject to a 4.99% beneficial ownership limitation), (iii) 666,667 shares of Common Stock issuable upon exercise of a March 2026 150% Warrant (subject to a 4.99% beneficial ownership limitation), and (iv) 666,667 shares of Common Stock issuable upon exercise of a March 2026 200% Warrant (subject to a 4.99% beneficial ownership limitation), in each case without regard to the Beneficial Ownership Limitation.

(9)	Mark Souvenir is the sole owner of Jenga Limited and has sole voting and dispositive power over its securities. The principal address of Jenga Limited is LOM Financial, LOM House, #3 Pineapple E Grove, Western Rd, Nassau, Bahamas.

(10)	Consists of (i) 60,000 shares of Common Stock, (ii) 60,000 shares of Common Stock issuable upon exercise of a March 2026 150% Warrant (subject to a 4.99% beneficial ownership limitation), and (iii) 60,000 shares of Common Stock issuable upon exercise of a March 2026 200% Warrant (subject to a 4.99% beneficial ownership limitation).

(11)	Constantine Karides is the managing member of BCL Sunset LLC and has the power to vote and dispose its securities. The principal address of BCL Sunset LLC is 2767 Sunset Dr. Miami Beach, Florida 33140.

(12)	Consists of (i) 46,667 shares of Common Stock, (ii) 46,667 shares of Common Stock issuable upon exercise of a March 2026 150% Warrant (subject to a 4.99% beneficial ownership limitation), and (iii) 46,667 shares of Common Stock issuable upon exercise of a March 2026 200% Warrant (subject to a 4.99% beneficial ownership limitation).

(13)	Raphael Cundari is the founder of 1000246209 Ontario Corp. and has the power to vote and dispose its securities. The principal address of 1000246209 Ontario Corp. is 4 Glenroy Ave., Toronto ON M8Y2M1.

(14)	Consists of (i) 33,333 shares of Common Stock, (ii) 33,333 shares of Common Stock issuable upon exercise of a March 2026 150% Warrant (subject to a 4.99% beneficial ownership limitation), and (iii) 33,333 shares of Common Stock issuable upon exercise of a March 2026 200% Warrant (subject to a 4.99% beneficial ownership limitation).

(15)	John Awvde is the Chairman of 1558553 BC Ltd. and has the power to vote and dispose its securities. The principal address of 1558553 BC Ltd. is 445 Eastcot Rd, West Vancouver, BC V7S 1E3.

(16)	Consists of (i) 26,667 shares of Common Stock, (ii) 26,667 shares of Common Stock issuable upon exercise of a March 2026 150% Warrant (subject to a 4.99% beneficial ownership limitation), and (iii) 26,667 shares of Common Stock issuable upon exercise of a March 2026 200% Warrant (subject to a 4.99% beneficial ownership limitation).

(17)	William Zanker is the sole member of Topstone LLC and has sole voting and dispositive power over its securities. The principal address of 1209 Orange Street, Wilmington, Delaware 19801.

(18)	Consists of (i) 762,208 shares of Common Stock, (ii) an aggregate of 17,390 shares of Common Stock issuable upon exercise of this Selling Stockholder’s warrants to purchase shares of Common Stock, after giving effect to the Beneficial Ownership Limitation or analogous provisions in such warrants.

(19)	Consists of (i) 762,208 shares of Common Stock, (ii) 4,571,125 shares of Common Stock issuable upon exercise of a Pre-Funded Warrant (subject to a 4.99% beneficial ownership limitation), (iii) 5,333,333 shares of Common Stock issuable upon exercise of a March 2026 150% Warrant (subject to a 4.99% beneficial ownership limitation), and (iv) 5,333,333 shares of Common Stock issuable upon exercise of a March 2026 200% Warrant (subject to a 4.99% beneficial ownership limitation), in each case without regard to the Beneficial Ownership Limitation.

PLAN OF DISTRIBUTION

The Common Stock offered by this prospectus is being offered by the Selling Stockholders. The shares of Common Stock may be sold or distributed from time to time by the Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Common Stock offered by this prospectus could be effected in one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement of which this prospectus forms a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Common Stock in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of Common Stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell Common Stock short and redeliver the Common Stock to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Common Stock offered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge Securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged Securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell Securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge Securities to a financial institution or other third party that in turn may sell the Securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In order to comply with the securities laws of certain states, if applicable, the Securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Securities in the market and to the activities of each Selling Stockholder and its affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of Securities is made, if required, a prospectus supplement will be distributed that will set forth the number of Securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public. We know of no existing arrangements between the Selling Stockholders or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Securities offered by this prospectus.

We are required to pay all fees and expenses incident to the registration of shares of our Common Stock to be offered and sold pursuant to this prospectus, which we expect to be approximately $56,282.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by Bevilacqua PLLC. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of and for the years ended December 31, 2025 and 2024, incorporated by reference in this prospectus, have been audited by CBIZ Canada, LLP (formerly known as Marcum Canada, LLP), an independent registered public accounting firm, as stated in their report incorporated herein by reference. Such consolidated financial statements are incorporated in reliance upon the report of CBIZ Canada, LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is https://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.fireflyneuro.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), including after the date of the initial registration statement of which this prospectus forms a part was filed and prior to effectiveness of the registration statement of which this prospectus forms a part, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 13, 2026;

●	our Current Reports on Form 8-K (and any amendments thereto on Form 8-K/A) filed with the SEC on February 4, 2026, March 12, 2026, April 22, 2026, May 12, 2026, and June 22, 2026; and

●	the description of the Registrant’s common stock contained in Exhibit 4.1 to the 2025 Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, including any amendment or report filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus or such prospectus supplement to the extent that a statement contained in this prospectus or such prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Firefly Neuroscience, Inc., Attn: Secretary, 1100 Military Road, Kenmore, NY 14217, or by calling us at (888) 237-6412.

Firefly Neuroscience, Inc.

Up to 20,499,999 shares of common stock

PROSPECTUS

June 23, 2026

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Unless the context indicates otherwise, “we,” “us,” “our,” “Firefly,” “the Company,” “our company” and similar references in this “Part II. Information Not Required in the Prospectus” refer to the operations of Firefly Neuroscience, Inc., a Delaware corporation.

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts, commissions and non-accountable expense allowance, payable by us in connection with the sale of shares of the Company’s Common Stock, being registered. All amounts, other than the registration fee of the SEC, are estimates. We will pay all these expenses.

Amount
SEC registration fee	$4,218
Legal fees and expenses	45,000
Accounting fees and expenses	32,500
Transfer agent fees and expenses	2,500
Miscellaneous	1,000
Total	$85,218

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Amended and Restated Certificate of Incorporation of the Company, as amended, authorizes the Company to indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The Amended and Restated Bylaws of the Company (the “Bylaws”), require that we indemnify our directors and executive officers to the fullest extent permitted by law, provided that we may modify the extent of such indemnification by individual contracts with directors and executive officers, and also provided that we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by our board of directors, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL or any other applicable law, or (iv) such indemnification is required to be made under the indemnification rights enforcement provision of the Bylaws. Our obligation, if any, to indemnify any person pursuant to the Bylaws who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

The Bylaws also provide for advancement of expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or executive officer of the Company, or is or was serving at the request of the Company as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses actually and reasonably incurred by any director or executive officer in defending such proceeding, upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses. Notwithstanding the foregoing, generally no advance shall be made by the Company to an executive officer of the Company (except by reason of the fact that such executive officer is or was a director of the Company) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the Company’s interest. The Company’s obligation, if any, to indemnify any person pursuant to the Bylaws who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity. The Bylaws also permit the Company to indemnity its other officers, employees and other agents as set forth in the DGCL. The board of directors has the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the board of directors shall determine.

We have also separately entered into an indemnification agreement with each of our directors and executive officers. Each indemnification agreement provides for indemnification to the fullest extent permitted by law, including: (i) all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director or executive officer, or on their behalf, in connection with any proceeding other than proceedings by or in the right of the Company or any claim, issue or matter therein, if the director or executive officer acted in good faith and in a manner the director or executive officer reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe the director or executive officer’s conduct was unlawful; (ii) all expenses actually and reasonably incurred by a director or executive officer, or on their behalf, in connection with a proceeding by or in the right of the Company if the director or executive officer acted in good faith and in a manner the director or executive officer reasonably believed to be in or not opposed to the best interests of the Company, provided that if applicable law so provides, no indemnification against such expenses shall be made in respect of any claim, issue or matter in such proceeding as to which the director or executive officer shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made; (iii) to the extent that a director or executive officer is, by reason of the director or executive officer’s director or executive officer status, a party to and is successful, on the merits or otherwise, in any proceeding, including by dismissal of such proceeding with or without prejudice, then the director or executive officer shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all expenses actually and reasonably incurred by the director or executive officer or on the director or executive officer’s behalf in connection therewith; and (iv) all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director or executive officer or on a director or executive officer’s behalf if, by reason of the director or executive officer’s status as a director or executive officer, the director or executive officer is, or is threatened to be made, a party to or participant in any proceeding (including a proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the director or executive officer, except where the payment is finally determined (under the procedures, and subject to the presumptions, set forth in the indemnification agreements) to be unlawful. The Company shall also advance all such expenses incurred by or on behalf of each director or executive officer in connection with any of the above proceedings by reason of the director or executive officer’s director or executive officer status within 30 days after the receipt by the Company of a statement or statements from the director or executive officer requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the director or executive officer and shall include or be preceded or accompanied by a written undertaking by or on behalf of the director or executive officer to repay any expenses advanced if it shall ultimately be determined that the director or executive officer is not entitled to be indemnified against such expenses. Any advances and undertakings to repay shall be unsecured and interest free. The indemnification agreements also provide for payments by the Company for the entire amount of any judgment or settlement of any action, suit or proceeding in which it is liable or would be liable if joined in such action, subject to the other terms and provisions of the indemnification agreements, and certain other indemnification and payment obligations. The indemnification agreements also provide that if we maintain a directors’ and officers’ liability insurance policy, that each director and executive officer will be covered by the policy to the maximum extent of the coverage available for any of the Company’s directors or executive officers.

We have obtained standard directors and officers liability insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which we may make to such officers and directors pursuant to the indemnification agreements described above or otherwise as a matter of law.

The underwriting agreement with the underwriters of the Company’s initial public offering, filed as Exhibit 1.1 to this registration statement, provides for indemnification, under certain circumstances, by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Firefly Neuroscience, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 12, 2024).
3.2	Certificate of Amendment No.1 of Amended and Restated Certificate of Incorporation of Firefly Neuroscience, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s registration statement on Form S-3, filed with the SEC on December 3, 2025).
3.3	Amended and Restated Bylaws of Firefly Neuroscience, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 12, 2024).
4.1	Form of Pre-Funded Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 12, 2026).
4.2	Form of 150% Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 12, 2026).
4.3	Form of 200% Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the SEC on March 12, 2026).
5.1*	Opinion of Bevilacqua PLLC
10.1	Form of Securities Purchase Agreement between Firefly Neuroscience, Inc. and the March 2026 Investors, dated March 8, 2026 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 12, 2026).
10.2	Form of Lock-Up Agreement between Firefly Neuroscience, Inc. and the March 2026 Investors, dated March 12, 2026 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 12, 2026).
10.3	Form of Amended and Restated Lock-Up Agreement between Firefly Neuroscience, Inc. and the March 2026 Investors, dated April 16, 2026 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 22, 2026).
23.1*	Consent of CBIZ Canada, LLP (formerly known as Marcum Canada, LLP)
23.2*	Consent of Bevilacqua PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to the signature page of the Registration Statement on Form S-3 filed on May 20, 2026)
107*	Calculation of Filing Fee Table

*	Filed herewith.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that: paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kenmore, State of New York, on the 23rd day of June, 2026.

Firefly Neuroscience, Inc.

By:	/s/ Greg Lipschitz
Greg Lipschitz
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Lipschitz	Chief Executive Officer (Principal Executive Officer)	June 23, 2026
Greg Lipschitz	and Director

*	Chief Financial Officer (Principal Financial Officer and	June 23, 2026
Paul Krzywicki	Principal Accounting Officer)

*	President, Chief Operating Officer and Director	June 23, 2026
David DeCaprio

*	Chairman of the Board of Directors	June 23, 2026
Arun Menawat

*	Director	June 23, 2026
Brian Posner

*	Director	June 23, 2026
Stella Vnook

* By:	/s/ Greg Lipschitz
Greg Lipschitz
Attorney-In-Fact